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                                                                   EXHIBIT 10.34
                             EMPLOYMENT AGREEMENT
                             --------------------


          This Agreement is entered into as of January 2, 1996 by Stephen M. Williams ("Employee") and Carver Corporation, a Washington corporation (the "Company").

          1.  Duration of Employment. Subject to paragraph 8, Employee's
              ----------------------
employment in the capacity set forth in paragraph 2, below, shall begin on January 3, 1996 and shall continue through December 31, 1996. Notwithstanding that period, this Agreement shall remain in effect until all the parties' rights and obligations have been satisfied, terminated, or have expired, as provided herein.

          2.  Title and Duties.  Employee is hereby employed full-time as
              ----------------
President and Chief Executive Officer of the Company. In such capacity, Employee shall perform such duties as the Company's Board of Directors shall, from time to time, reasonably direct, provided that the parties intend that the Employee's duties and responsibilities shall include responsibility for the preparation and achievement of the Company's annual operating plan and principal responsibility for the Company's operations, employee staffing and budgets. Employee agrees to use his skills and render services to the best of his ability on a full-time basis during the term of this Agreement.

          3.  Compensation.  For all services Employee performs during his
              ------------
employment, the Company shall pay Employee as follows:

          3.1 Salary.  Employee shall be paid a salary at an annual rate of
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$172,800 (gross), payable biweekly in accordance with the Company's usual payroll policies and procedures.

          3.2 Participation in Bonus Plans.  In addition to the salary set
              ----------------------------
forth in paragraph 3.1, above, and beginning with calendar year 1996, Employee shall be eligible to receive an annual bonus pursuant to the Company's Management Bonus Plan (the "Bonus Plan"), of any amount not to exceed twenty percent (20%) of the Employee's salary set forth in paragraph 3.1, above. The payment of any bonus under the Bonus Plan shall be subject to the degree that the Company and Employee achieve or exceed profit and cash flow targets established by the Company's Annual Plan for the 1996 calendar year.

          3.3 Offset.  The Company may deduct from Employee's compensation any
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amounts due the company for any advance on salary, mistaken overpayment, products purchased from the Company, or for similar reasons, substantiated by the Company's business

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records and specifically identified in a written notice to Employee five (5)
days in advance of any such deduction.

          4.  Business Expenses. The Company will reimburse Employee's
              -----------------
reasonable business expenses incurred in the course of his work for the Company, in accordance with its then current policies, and on Employee's presentation of proper receipts and other supporting information as the Company may from time to time reasonably require.

          5.  Benefits.  On satisfaction of any applicable eligibility and
              --------
contribution requirements, Employee will be covered by such fringe benefit plan(s), as the Company may offer from time to time to its personnel generally.

          6.  Vacation and Holidays.  Employee will receive paid holidays in
              ---------------------
accordance with the Company policy in effect from time to time. Employee will receive four weeks (20 days) paid vacation per year.

          7.  Termination.
              -----------

          7.1 Termination for Cause. The Company has the right to terminate this
              ---------------------
Agreement and the employment of Employee hereunder at any time for "Cause" upon thirty (30) days written notice. In lieu of providing such thirty (30) days prior notice, the Company may tender notice of immediate termination for Cause, together with thirty (30) days salary. In the event of termination for Cause, all obligations of the Company under this Agreement will immediately cease, and no payments of any kind, including but not limited to the payment of salary pursuant to Section 3 hereof (except for the payment of salary and fringe benefits up through the date of termination) will thereafter be made in respect of the remaining term of this Agreement.

          For purposes of this Agreement, "Cause" is defined to mean any act or course of conduct of Employee which constitutes: dishonesty; repeated intoxication on duty; fraud; deceit; gross negligence; commission of a civil or criminal offense which adversely affects the Company's reputation or interest as determined by the Company's Board of Directors, regardless of any legal proceeding; material misrepresentation to shareholders, directors, or officers of the Company; willful failure or refusal to comply with reasonably instructions of the Board of Directors; a material breach of this Agreement; or other similar conduct or omission that would constitute "cause" under Washington law. If the sole basis for the notice of termination for Cause is a material breach of this Agreement by Employee and Employee shall cure such breach to the reasonable satisfaction of the Board of Directors within thirty (30) days of the giving of such notice,

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then Employee's employment hereunder shall not terminate, but shall continue in accordance with the terms hereof.

          8.2  Termination Without Cause. The Company shall have the absolute
               -------------------------
right to terminate Employee's employment without Cause at any time following six
(6) months' written notice. In lieu of providing such six (6) months' prior notice, the Company may tender notice of immediate termination without Cause, together with six (6) months' salary. In the event of termination of Employee by the Company without Cause, the Company shall pay to Employee, as its sole and complete severance obligation for the remaining term of this Employment Agreement, or six months, whichever is longer, (the "Severance Period") an amount equal to Employee's base salary and medical insurance premium for such period, which amount shall be payable in equal monthly installments commencing on the date of any such termination (herein the "Severance Obligation"). The

          8.3 Voluntary Resignation.  Should Employee wish to resign from his
              ---------------------
position with the Company during the term of this Agreement, Employee shall give six (6) months written notice to the Company specifying the date on which such resignation is to become effective. In the event of voluntary resignation, the Company shall have no further obligations to Employee under this Agreement other than to pay Employee salary and fringe benefits through the date of resignation.

          8.4  Death or Disability. This Agreement, and the Company's
               -------------------
obligations hereunder shall terminate (i) immediately upon the death of Employee, or (ii) upon thirty (340 days written notice to Employee upon the Disability of Employee. As used herein "Disability" shall mean (i) permanent disability as defined and determined under any policy of disability insurance covering him, or (ii) if no such policy is then in force, if Employee has any physical, mental or other health condition which substantially impairs his ability to perform his assigned duties for a period of 120 days or more within any 240-day period, PROVIDED, however, the Company may, in its sole discretion, grant Employee a leave of absence, or make other reasonable accommodation for Employee's Disability. The terms of such a leave shall be confirmed by the Company in writing, and shall determine the Employee's right, if any, to continued compensation, his obligation to continue his job duties, the terms under which he may return to work, and all other conditions of the leave.

          8.5 Except as expressly stated in this Paragraph 8, all obligations of the Company to pay salary and bonus or to provide benefits shall terminate on the effective date of termination of employment.

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          9.  Intellectual Properties.
              -----------------------

          9.1  Company Ownership. All ownership, copyright, patent, trade
               -----------------
secrecy and other rights in all works, programs, manuals, ideas, inventions, improvements, discoveries, processes, or other properties ("Intellectual Properties") made or conceived by Employee during the term of his employment, shall be the sole property of the Company, whether developed independently by Employee or jointly with others, whether developed or conceived during regular work hour or at the Company's facilities, and whether the Company uses, registers, or markets such properties. In accordance with the Company's policy and Washington law, this Agreement does not apply to, and Employee has no obligation to assign to the Company, any invention for which no Company trade secrets, and no equipment, supplies, or facilities of the Company were used, and which was developed entirely on Employee's own time, unless: (i) the invention relates directly to the Company's business; (ii) the invention relates to the Company's existing or demonstrably anticipated research or development work; or
(iii) the invention results from Employee's work for the Company.

          9.2 Disclosure Duty. To determine whether Employee has an obligation
              ----------------
to assign particular Intellectual Properties to the Company, Employee shall promptly make full written disclosure to an officer of the Company of all Intellectual Properties that he developed, or on which he is working during the term of his employment and during the six-month period thereafter. Employee will assist the Company as it may request during and after the term of his employment to further evidence, perfect, and/or enforce the Company's rights in, and ownership of, the covered Intellectual Properties. Employee's obligation in this respect includes, without limitation, execution of additional instruments of conveyance and assistance to the Company with applications for patents, copyright, or other registrations.

          9.3 Infringement Warranty.  Employee warrants to the best of his
              ---------------------
knowledge, any and all items, technology, and Intellectual Properties of any nature developed or provided by Employee, or which in any way benefit the Company, will be original to Employee, and will not infringe in any respect on the rights or property of others. Employee will not, without prior written approval of the Company, use any equipment, supplies, facilities, or proprietary information of any other party. Employee warrants that he is entirely free to contract for employment with the Company, and to perform his duties under this Agreement, without any conflict with other commitments, agreements, understandings or duties, whether to prior employers, or others. Employee will indemnify the Company for all losses, claims, attorneys fees, and other expenses which may arise from any breach of this warranty.

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          10.  Confidentiality.
               ---------------

          10.1 Employee acknowledges that the Company's business and future success depends on preservation of trade secrets and other confidential, proprietary information concerning the Company, its affiliates, suppliers, and customers ("Secrets"). These Secrets include, without limitation: product designs, computer software, product configuration knowledge, market surveys, financial statements and forecasts, customer lists and needs, product and marketing plans, procedural and technical manuals and practices, pricing methods, proposal terms, contract renewal dates, information about the qualification of other employees, and other such business information. Employee agrees to protect and preserve these Secrets as confidential both during and indefinitely after the term of his employment, whether the Secrets are contained in a tangible medium, or merely remembered.

          10.2 Employee shall mark all items containing any Secret with prominent confidentiality notices acceptable to the Company. Employee shall neither use nor allow any person to use any of the Secrets in any way, except for the benefit of the Company. All tangible material containing or in any way disclosing any Secret is the Company's exclusive property, shall not be removed from the Company's premises without specific consent from an officer of the Company and shall be returned to the Company on the termination or expiration of Employee's employment, or at any earlier request of the Company. At such time, Employee shall also assembly all tangible items of work-in-progress, notes, plans, and other materials related in any way to his employment, and shall promptly deliver such material to the Company.

          10.3 Employee's covenants in this confidentiality provision shall supplement, rather than replace, any other rights or remedies the Company may have under applicable law for the protection of its properties and trade secrets.

          11.  Non-Competition.
               ---------------

          11.1 Employee hereby agrees that he will not, during the period of his employment with the Company, and for the period set forth in paragraph 11.2, below, either directly or indirectly, enter into the employment of, render services to, or acquire any interest whatsoever in any business which competes with the Company, or which is planning to so compete. Employee acknowledges that the Company's business includes, without limitation, the consumer, professional and mobile high fidelity stereo audio business as well as other types of business the Company may choose to undertake during or shortly after the term of Employee's employment. Employee further acknowledges that the

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Company's business is conducted in the United States, Canada, Mexico and Europe, and in such other areas to which the Company may expand during the course of Employee's employment or shortly thereafter. Accordingly, Employee agrees that he will not compete with the Company in any of these areas. Nothing in this paragraph shall prevent Employee from owning as a passive investor up to five percent (5%) of the outstanding stock of any publicly-traded corporation or the employment of or the rendering of services by Employee where he does not directly or indirectly contribute to the design, development, manufacture or sale of any product or service which competes with those offered by the Company, or from acting as an independent sales representative for manufacturers of audio electronic equipment.

          11.2 The non-competition obligations of the Employee under paragraph
11.1 hereof shall continue during the Company's payment to the Employee of the Severance Obligation. In the event the Employee competes with Company in violation of paragraph 11.1, above, the Severance Obligation of the Company to the Employee shall end.

          11.3 Employee further agrees that during the period stated in paragraphs 11.1 and 11.2, above, he will not directly or indirectly call on, or otherwise solicit, or accept business from any actual or identified potential customer of the Company, nor will he assist others in doing so. Employee further agrees that he will not, during the period stated above, encourage or solicit any other employee of the Company to leave such employment for any reason, nor will he assist others to do so.

          11.4 Employee agrees that he will during the term of his employment with the Company promptly and fully disclose to the Company any business opportunity coming to Employee's attention, or conceived or developed in whole or in part by Employee, which relates to the Company's business, or anticipated business. Employee will not at any time exploit such business opportunities for his own gain or that of any person or entity other than the Company.

          11.5 Employee acknowledges that the covenants in this paragraph are reasonable in relation to his position and the nature of the Company's business, and that compliance with such covenants after his employment ends will not prevent him from pursuing his livelihood. Employee also acknowledges that the restraints imposed by this paragraph 11 are necessary for the protection of the business and good will of the Company and are not greater than are necessary to protect said businesses and good will. Nonetheless, should any court find that any provision of these covenants is unreasonable in any respect, the parties agree

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that the covenants shall be interpreted, limited, and enforced to the maximum extent which the court deems reasonable.

          12. Certain Remedies.  The harm to the Company from any breach of
              ----------------
Employee's obligations under or related to paragraphs 9, 10 and 11 of this Agreement may be difficult to determine and may be wholly or partially irreparable. Thus, the Company may enforce such obligations by seeking an injunction as well as damages and other appropriate relief. If any bond from the Company is required in connection with such enforcement, the parties agree that a reasonable value of such bond shall be $5,000. Employee further agrees that any profits made in violation of paragraphs 9, 10 and 11 shall be held in constructive trust for the Company.

          13. Waiver. No waiver of any provision of this Agreement shall be
              ------
valid unless in writing signed by the waiving party, nor shall any failure to enforce any right hereunder or a waiver in one instance constitute a waiver of that right or of any other right under this Agreement.

          14. Assignment Prohibited. Employee may not assign any of his rights
              ---------------------
nor delegate any of his duties hereunder. The Company may assign this Agreement and delegate its duties hereunder in connection with any merger, consolidation, or sale of assets, or to any of its affiliates at any time owned by, or under common ownership with the Company.

          15. Governing Law; Venue.  This Agreement, including all matters of
              --------------------
construction, validity and performance, shall be governed by and construed and enforced in accordance with the laws of the State of Washington, as applied to contracts made, executed and to be fully performed in such state by citizens of such state, without regard to its conflict of law rules. The parties hereto agree that the exclusive jurisdiction and venue for any action brought between the parties under this Agreement shall be the state courts sitting in King County, Washington, and each of the parties hereby agrees and submits itself to the exclusive jurisdiction and venue of such courts for such purpose.

          16. Savings Clause.  If any provision of this Agreement is held to be
              --------------
invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected thereby.

          17. Notices. All notices and other communications called for or
              -------
required by this Agreement shall be in writing to the parties at their respective addresses stated below, or to such other address as a party may subsequently specify and shall be deemed to have been received (i) upon delivery in person, (ii)

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upon the passage of seventy two hours following post by first class registered or certified mail, return receipt requested, with postage prepaid, (iii) upon the passage of twenty four hours following post by overnight receipted courier service, or (iv) sent by confirmed telex or facsimile provided that is sent by facsimile a copy of such notice shall be concurrently sent by U.S. certified mail, return receipt requested and postage prepaid, with an indication that the original was sent by facsimile and the date of its transmittal.

          18. Complete Agreement. This Agreement comprises the entire agreement
              ------------------
of Employee and the Company. It may be changed only by further written agreement signed by all parties . It supersedes and merges within it all prior agreements and understandings between these parties, whether written or oral, express or implied. In interpreting and construing this Agreement, the fact that either the Company or Employee may have drafted this Agreement or any provision hereof shall not be given any weight or relevance.

          19. Option to Renew. Employee and the Company agree that this
              ---------------
Agreement may be extended for an additional one year period ending on December 31, 1997 by delivery of written notice of such intent to Employee on or before October 31, 1997, together with the Company's undertaking to increase the annual base salary of Employee by a minimum of five percent (5%) effective January 1. 1997.

          By his signature below, Employee acknowledges that he has read and understood this Agreement, that its terms have been fully and fairly negotiated by himself and the Company, and that he signs it voluntarily.



CARVER CORPORATION                       EMPLOYEE
a Washington corporation


By: /s/ Robert A. Fulton            By: /s/ Stephen M. Williams
   --------------------------          ---------------------------
Its: President                         Stephen M. Williams
    -------------------------

Address:  20121 48th Avenue West    Address:  414 - 39th Avenue E.
          Lynnwood, WA  98036                 Seattle, WA  98112


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